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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Keane, Inc. on Form S-8 of our report dated March 3, 1998, on our audits of the consolidated financial statements of Keane, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of Keane, Inc. for the year ended December 31, 1997.


                                    /s/ COOPERS & LYBRAND L.L.P.

                                    COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 3, 1998